Exhibit 99.1

ARTISTdirect, Inc. Reports First Quarter 2006 Results

Tuesday May 23, 6:00 pm ET

LOS ANGELES, May 23/PRNewswire-FirstCall/ — ARTISTdirect, Inc. (OTC Bulletin Board:  ARTD-News), a digital entertainment company providing digital distribution and copyright protection services for content owners, today announced the results of its operations for the three months ended March 31, 2006.

The consolidated statements of operations for the three months ended March 31, 2006 are not comparable to the three months ended March 31, 2005 because the prior year period did not include the results of operations of MediaDefender, which was acquired by the Company effective July 28, 2005, as described below. MediaDefender is one of the leading providers of anti-piracy solutions in the Internet-piracy-protection industry. In order to provide a comparable performance measure for the combined company, pro forma information for the three months ended March 31, 2005 is presented below as though ARTISTdirect and MediaDefender had been combined as of the beginning of fiscal 2005.

First Quarter 2006 Operating Results

For the three months ended March 31, 2006, total net revenue was $5,273,000, an increase of $3,983,000 or 309%, as compared to total net revenue of $1,290,000 for the three months ended March 31, 2005. The Company’s net loss from continuing operations for the three months ended March 31, 2006 was $16,437,000, or $2.81 per basic and diluted common share, as compared to a net loss from continuing operations of $375,000, or $0.11 per basic and diluted common share for the three months ended March 31, 2005. Included in net loss from continuing operations for the three months ended March 31, 2006 was a charge to other expense of $14,644,000 ($2.50 per basic and diluted common share) relating to an increase in warrant liability during the period, as required by a recent accounting pronouncement relating to convertibility and registration of stock warrants.

For purposes of evaluating operating performance, the Company’s management uses “Adjusted EBITDA”, a non-GAAP financial measure that represents income or loss from continuing operations before net interest expense, provision for income taxes, depreciation and amortization, and also excludes certain other items, including stock-based compensation, adjustment to warrant liability, impairment losses and non-recurring gains and losses. Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Company’s normal operations. The Company has provided this information because it believes that it is useful to investors in understanding the Company’s financial condition and results of operations. As summarized below, Adjusted EBITDA for the three months ended March 31, 2006 was $1,228,000, as compared to $(349,000) for the three months ended March 31, 2005.

Presented below is a summary of Net Revenue and Adjusted EBITDA by operating segment for the three months ended March 31, 2005 and 2006. Included in Adjusted EBITDA are direct operating expenses for each segment. Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments.

	Three Months Ended
	March 31,
As Reported ($000)	2005	2006

Net Revenue:
E-commerce	$635	$539
Media	655	1,143
Anti-piracy services	—	3,591
	$1,290	$5,273

Adjusted EBITDA:
E-commerce	$42	$(49)
Media	244	258
Anti-piracy services	—	2,237
	286	2,446
Corporate	(635)	(1,218)
	$(349)	$1,228

Anti-piracy services revenue was $3,591,000 for the three months ended March 31, 2006, or approximately 68% of the Company’s total net revenue for the period. Anti-piracy services Adjusted EBITDA was $2,237,000 for the three months ended March 31, 2006, reflecting a net operating margin of approximately 62%. The Company expects that this business will provide a significant proportion of the Company’s future revenues, Adjusted EBITDA, and operating cash flows. The Company intends to make a continuing investment in this business.

Media segment revenue increased by $488,000, or 75%, to $1,143,000 for the three months ended March 31, 2006, as compared to $655,000 for the three months ended March 31, 2005, as a result of an increase in the number of online advertisers, an increase in the cost per thousand (“CPM”) amounts earned from the sales of impression and non-impression based advertising, and the expansion of the Company’s affiliations with other web-sites for which the Company both markets advertising and participates in advertising revenues. The Company experienced a disproportionate increase in media cost of revenue as compared to media revenue in 2006, reflecting an acceleration of costs incurred to continue to develop the ARTISTdirect Network. The Company is in the process of implementing various business initiatives designed to improve operating margins throughout the network.

Included in corporate expenses for the three months ended March 31, 2006 are almost $300,000 of legal and accounting fees relating to the Company’s fiscal 2005 consolidated audit and the preparation and filing of various documents with the SEC and amendments to its financing agreements. The Company expects these costs to continue through June 30, 2006, and then to decrease significantly thereafter through December 31, 2006.

Presented below is a reconciliation of Adjusted EBITDA to Net Income (Loss) for the three months ended March 31, 2005 and 2006.

	Three Months Ended
	March 31,
As Reported ($000)	2005	2006

Reconciliation of Adjusted EBITDA to Net Income (Loss):
Adjusted EBITDA per segments	$(349)	$1,228
Add (deduct) -
Stock-based compensation	—	(567)
Depreciation	(30)	(124)
Amortization of intangible assets	—	(939)
Amortization of deferred financing costs	—	(207)
Write-off of unamortized discount on debt and deferred financing costs due to conversion of subordinated convertible notes payable into common stock	—	(314)
Interest income	4	2
Other income	—	53
Interest expense, including amortization of discount on debt of $140	—	(825)
Adjustment to warrant liability	—	(14,644)
Provision for income taxes	—	(100)
Discontinued operations:
-Loss from operations of ARTISTdirect Records, LLC	(271)	—
-Gain from sale of interest in ARTISTdirect Records, LLC (substantially all non-cash)	21,079	—
Net Income (Loss)	$20,433	$(16,437)

Information with respect to the adjustments noted above is contained in the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on May 22, 2006.

Pro Forma Results

As previously announced, on July 28, 2005, ARTISTdirect completed the acquisition of its anti-piracy business by purchasing all of the outstanding shares of MediaDefender, Inc., a privately-held Delaware corporation, for a total purchase price of $42,500,000 cash. ARTISTdirect funded the acquisition through the issuance of $15,000,000 of senior secured notes payable, $30,000,000 of subordinated convertible notes payable, and warrants to purchase common stock, to several accredited investors.

This transaction was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations”, and the operations of the two companies have been consolidated commencing August 1, 2005. Accordingly, ARTISTdirect’s consolidated results of operations for the three months ended March 31, 2006 include MediaDefender’s operations for such period, and are therefore not directly comparable to ARTISTdirect’s consolidated results of operations for the three months ended March 31, 2005. In order to provide information on the trends and on-going performance of the combined companies, pro forma information is presented below as though the operations of ARTISTdirect and MediaDefender had been combined as of the beginning of fiscal 2005.

Presented below is a summary of Pro Forma Net Revenue and Adjusted EBITDA by operating segment for the three months ended March 31, 2005. Included in Adjusted EBITDA are direct operating expenses for each segment. Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments.

Pro Forma ($000)

Net Revenue:
E-commerce	$635
Media	655
Anti-piracy services	2,724
$4,014

Adjusted EBITDA:
E-commerce	$42
Media	244
Anti-piracy services	1,666
1,952
Corporate	(798)
$1,154

Presented below is a reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss for the three months ended March 31, 2005.

Pro Forma ($000)

Reconciliation of Adjusted EBITDA to Net Loss:
Adjusted EBITDA per segments	$1,154
Add (deduct) -
Depreciation	(112)
Amortization of intangible assets	(939)
Amortization of deferred financing costs	(215)
Interest income	8
Interest expense	(733)
Amortization of discount on debt	(142)
Provision for income taxes	(127)
Net Loss	$(1,106)

Information with respect to the adjustments noted above is contained in the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on May 22, 2006.

Recent Developments

From December 2005 through April 30, 2006, the Company has issued a total of approximately 2,362,000 common shares upon conversion of $3,661,000 of subordinated convertible notes payable.

Effective April 7, 2006, the Company entered into various agreements with the investors in its Senior Financing and Sub-Debt Financing to amend their respective registration rights agreements and to amend and waive certain financial covenants. In consideration thereof, the Company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the Senior Financing from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the Sub-Debt Financing from $1.55 to $1.43 per share on certain terms and conditions. Any exercise of the aforementioned warrants at the reduced exercise price was required to be for cash only. The conversion price of the Sub-Debt Notes of $1.55 per share was not affected. The Company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share). These warrants were issued to Broadband and Libra as partial consideration for their services as the Company’s placement agents in the Senior and Sub-Debt Financings. The Company also agreed to utilize 25% of the proceeds from the exercise of the warrants held by the investors in the Senior Financing to reduce the respective principal balances on the Senior Notes payable held by such exercising investors, and to pay any related unpaid accrued interest on such principal payments.

Effective April 19, 2006, Libra exercised its warrants on a cashless basis at $2.00 per share, resulting in the issuance of 123,864 shares of common stock. Effective April 27, 2006, certain of the investors in the Senior Financing exercised their warrants to purchase 2,816,667 shares of common stock at $1.85 per share, resulting in the issuance of 2,816,667 shares of common stock in exchange for cash proceeds of $5,211,000, of which $1,303,000 was used to reduce the respective principal balances on the Senior Notes payable held by such exercising investors, thus reducing the aggregate amount outstanding under such notes from approximately $14,600,000 to $13,300,000. Previously, in early April 2006, the Company made a cash payment of approximately $400,000 to reduce the outstanding principal balance on the Senior Notes (reflecting 60% of the Company’s 2005 excess cash flow, as defined in the Senior Financing transaction documents) from approximately $15,000,000 to $14,600,000. The Company intends to use the remaining approximately $3,900,000 of the net proceeds for development of its anti-piracy services and online music network business, as well as for general corporate purposes and possible strategic acquisitions.

As a result of the exercise of the warrants by certain of the Senior Financing investors and by Libra in April 2006, approximately $7,635,000 of the warrant liability of $17,904,000 included in current liabilities at March 31, 2006 will be reclassified to additional paid-in capital.

The following pro forma condensed consolidated balance sheet as of March 31, 2006 gives effect to the aforementioned warrant exercises and related transactions as if such transactions had occurred as of that date, and is based on management’s estimate of the effects of such transactions based on certain assumptions that the Company believes are reasonable under the circumstances. The pro forma condensed consolidated balance sheet as of March 31, 2006 is unaudited. Amounts are presented in thousands.

	March 31, 2006
	As Reported	Pro Forma

Current assets	$9,526	$13,427
Property and equipment, net	2,450	2,450
Other assets, net	42,481	42,410
	$54,457	$58,287

Current liabilities, excluding warrant liability	$6,273	$6,266
Warrant liability	17,904	10,269
Long-term liabilities	41,038	39,835
Stockholders equity (deficiency), net	(10,758)	1,917
	$54,457	$58,287

About ARTISTdirect, Inc.

ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its acquisition of MediaDefender, is one of the leading providers of anti-piracy solutions in the Internet-piracy-protection industry. The ARTISTdirect Network (http://www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

Additional information with regard to the matters discussed in this news release can be found in ARTISTdirect’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005, and Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, as filed with the U.S. Securities and Exchange Commission on April 28, 2006 and May 22, 2006, respectively, which can be viewed without charge on the Internet at http://www.sec.gov.

Forward-Looking Statements

This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” or similar expressions that are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. Such statements include, but are not limited to, statements concerning the Company’s business model and outlook, competition in its business segments, online product sales, advertising and other revenue streams, the Company’s ability to increase visits to its web-site, the level of acceptance and satisfaction of its products and services by its customers, its ability to adequately fund its operations, its ability to offer compelling content, its ability to fulfill online music and merchandise orders in a timely manner, its ability to build brand recognition, its ability to integrate its acquisition of MediaDefender and the acquisitions of technology and other businesses, its ability to protect, obtain and/or develop intellectual property rights and proprietary technology, its ability to manage changing technologies and markets, its ability to service its debt obligations, and its ability to manage growth. Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances.

Results of operations for the three months ended March 31, 2006 and 2005 are summarized as follows ($000):

	Three Months Ended
	March 31,
	2006	2005

Net revenue	$5,273	$1,290

Loss from continuing operations	$(16,437)	$(375)
Discontinued operations:
Loss from operations of ARTISTdirect Records, LLC	—	(271)
Gain from sale of interest in ARTISTdirect Records, LLC (substantially all non-cash)	—	21,079
Net income (loss)	$(16,437)	$20,433

Net income (loss) per common share for the three months ended March 31, 2006 and 2005 is summarized as follows:

	Three Months Ended
	March 31,
	2006	2005

Net income (loss) per common share - basic and diluted:
From continuing operations	$(2.81)	$(0.11)
From discontinued operations	—	5.94
Net income (loss)	$(2.81)	$5.83

Weighted average common shares outstanding - basic and diluted	5,857,520	3,502,117

Source:  ARTISTdirect, Inc.